Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Form 10-Q of United Bancshares, Inc. of our report dated March 14, 2017, relating to the consolidated financial statements of Benchmark Bancorp, Inc. as of December 31, 2016 and for the year then ended.

/s/ Plante & Moran, PLLC

Columbus, OH

October 30, 2017